UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 20, 2010

Date of Report (Date of earliest event reported)

M&F BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-27307	56-1980549
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2634 Durham-Chapel Hill Boulevard Durham, North Carolina	27707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 683-1521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

686703v1

INDEX

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are included with this report:
SIGNATURE
EX-4.1
EX-4.2
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2010, as part of the Troubled Asset Relief Program (“TARP”) Community Development Capital Initiative (“CDCI”) program, M&F Bancorp, Inc. (“Bancorp”) entered into a Letter Agreement (the “Exchange Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which Bancorp exchanged 11,735 shares of Bancorp’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) for an equal number of shares of preferred stock previously issued to Treasury pursuant to Bancorp’s participation in the TARP Capital Purchase Program (the “Exchange”). A copy of Bancorp's press release announcing the Exchange is attached as Exhibit 99.1 and is incorporated herein by reference. The description of the Exchange Agreement contained herein is a summary and is qualified in its entirety by reference to the Exchange Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

The Series B Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 2% per annum for the first eight years following issuance, and 9% per annum thereafter. The Series B Preferred Stock has no maturity date and ranks senior to Bancorp’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding-up of Bancorp. The form of the certificate for the Series B Preferred Stock is attached as Exhibit 4.2 hereto and is incorporated herein by reference. Subject to receipt of regulatory approvals, the Series B Preferred Stock may be redeemed by Bancorp at its liquidation preference plus accrued and unpaid dividends. The description of the Series B Preferred Stock contained herein is a summary and is qualified in its entirely by reference to the Articles of Amendment, discussed in Item 5.03 hereof.

The Series B Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, Bancorp has agreed to promptly enter into a deposit arrangement pursuant to which the Series B Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series B Preferred Stock, may be issued.  Bancorp has agreed that, upon the request of the Treasury, at any time, it will register the Series B Preferred Stock and Depositary Shares, if any. The Series B Preferred Stock is not subject to any contractual restrictions on transfer.

The Exchange Agreement includes representations and warranties made to Treasury. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules. Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations and warranties for any other purpose.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

Upon issuance of the Series B Preferred Stock on August 20, 2010, the ability of Bancorp to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its capital stock became subject to restrictions, including restrictions against Bancorp (i) increasing dividends payable on its common stock from the last quarterly cash dividend per share ($0.05) declared on the common stock prior to November 17, 2008; (ii) increasing its aggregate per share dividends and distributions above the aggregate dividends and distributions paid for the immediately prior fiscal year; and (iii) declaring or paying dividends or distributions on, or repurchasing, redeeming or otherwise acquiring for consideration, shares of its capital stock in the event that Bancorp fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series B Preferred Stock. These restrictions will continue until all of the Series B Preferred Stock has been redeemed in full.

The above description is a summary and is qualified in its entirety by reference to the Articles of Amendment and the Exchange Agreement, which are attached hereto as Exhibits 4.1 and 10.1 respectively, and incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On August 20, 2010, Bancorp filed Articles of Amendment with the North Carolina Department of the Secretary of State, amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series B Preferred Stock. The Series B Preferred Stock has a liquidation preference of $1,000 per share. The Articles of Amendment are attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

4.1	Articles of Amendment of M&F Bancorp, Inc., filed with the North Carolina Department of the Secretary of State on August 20, 2010.
4.2	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series B.
10.1
Letter Agreement and exhibits, dated August 20, 2010 between Bancorp and the United States Department of the Treasury, with respect to the issuance and sale of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B.

99.1	Press Release dated August 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2010	M&F BANCORP, INC. Kim D. Saunders Signature Name: Kim D. Saunders Title: President and Chief Executive Officer